Exhibit (h)(4)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment is made as of June 20, 2017, to the Transfer Agency and Service Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) dated as of as of May 21, 2009 by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street” or the “Transfer Agent”), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company (“PIMCO” or the “Administrator”) on behalf of PIMCO ETF Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, State Street and PIMCO on behalf of the Trust have entered into the Agreement by which State Street acts as transfer agent, dividend disbursing agent and agent in connection with certain other activities on behalf of the Trust; and

WHEREAS, State Street and PIMCO wish to amend the Agreement as more fully set forth in this Amendment to permit the addition of additional management investment companies to the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Amendment. The first paragraph of the Agreement is hereby removed and replaced with the following new paragraph:

This Agreement is made as of May 21, 2009 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street” or the “Transfer Agent”), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company (“PIMCO” or the “Administrator”) on behalf of each management investment company identified on Schedule A (in each case, a “Trust”).

2.	Amendment. The Agreement is hereby amended by adding a new Section 12.A. ADDITIONAL TRUSTS with the following new paragraph:

If the Administrator desires that the Transfer Agent acts as transfer agent, dividend disbursing agent and agent in connection with certain other activities under the terms of this Agreement on behalf of any management investment company in addition to those listed on Schedule A, the Administrator on behalf of the management investment company shall so notify the Transfer Agent in writing. If the Transfer Agent agrees in writing to provide such services, the management investment company shall become a Trust hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 4.

3.	Amendment. The Agreement is hereby amended by adding a new Section 15.13. with the following new paragraph:

All references in this Agreement to the “Trust” are to each of the management investment companies listed on Schedule A, and each management investment company made subject to this Agreement in accordance with Section 12.A. above, individually, as if this Agreement were between the Administrator on behalf of the individual Trust and State Street. Any reference in this Agreement to “the parties” shall mean State Street and the Administrator on behalf of such other individual Trust as to which the matter pertains.

4.	Amendment. The Agreement is hereby amended by adding a new Section 15.14. with the following new paragraph:

Obligations of the Trusts and Portfolios. The parties acknowledge and agree that the Administrator is acting on behalf of the Trusts and the Portfolios individually and not jointly or jointly and severally, and that the obligations of the Administrator under this Agreement with respect to, and on behalf of, each Portfolio, including as to any fees or expenses payable with respect to a Portfolio, shall be several and independent of the obligations of the Administrator hereunder with respect to, and on behalf of, any other Portfolio. The parties acknowledge and agree that under no circumstances may the revenues or assets of any Portfolio be offset against the revenues and assets of any other Portfolio or the Trusts for any reason.

5.

Additional Trust.  In accordance with Section 12.A of the Agreement, PIMCO on behalf of PIMCO Equity Series hereby notifies the Transfer Agent that PIMCO desires that the Transfer Agent act as transfer agent, dividend disbursing agent and agent in connection with certain other activities under the terms of the Agreement on behalf of PIMCO Equity Series and that PIMCO Equity Series become a Trust under the Agreement and be added to Schedule A of the Agreement. In connection with such request, PIMCO hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement as applicable to PIMCO Equity Series. State Street hereby agrees to act as transfer agent, dividend disbursing agent and agent in connection with certain other activities under the terms of the Agreement on behalf of PIMCO Equity Series and agrees to such addition.

6.

Additional Portfolios.  In accordance with Section 12 of the Agreement, PIMCO on behalf of PIMCO Equity Series hereby notifies the Transfer Agent that PIMCO desires to have the Transfer Agent act as transfer agent, dividend disbursing agent and agent in connection with certain other activities under the terms of the Agreement for the PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF, PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF, and PIMCO RAFI Dynamic Multi-Factor International Equity ETF (each a Portfolio under the Agreement) and the Transfer Agent hereby consents to such addition and agrees to provide such services.

7.	Schedule A. Schedule A to the Agreement shall be replaced in its entirety with Schedule A hereto.

8.	All other terms and conditions of the Agreement, as amended, remain in full force and effect.

9.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, in its capacity as the Administrator of PIMCO ETF Trust and PIMCO Equity Series

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President

SCHEDULE A

to Transfer Agency and Service Agreement

Dated May 21, 2009

(Amended as of June 20, 2017)

List of Portfolios of PIMCO ETF Trust

Fund Name	PIMCO ID	MCH
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	4780	P1LB
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	4730	P1FA
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	4792	P1FG
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	4794	P1FH
PIMCO 25+Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	4735	P1FM
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	4795	P1FE
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	4750	P1FN
PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar-Hedged)	4777	P1PB
PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund	4782	P1PD
PIMCO Inflation-Linked Active Exchange-Traded Fund	4797	P1LS
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	4754	P1FQ
PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund	4784	P1PE
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	4760	P1FV
PIMCO Low Duration Active Exchange-Traded Fund	4756	P1LR
PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund	4763	P1PA
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	4753	P1FO
PIMCO Total Return Active Exchange-Traded Fund	4700	P1LG

List of Portfolios of PIMCO Equity Series
Fund Name	PIMCO ID	MCH
PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF	15671	P3FA
PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF	15672	P3FB
PIMCO RAFI Dynamic Multi-Factor International Equity ETF	15673	P3FD

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